Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Marinus Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended (Stock Option Awards)	Other	789,567	(2)	$ 9.72	(7)	$7,674,591	(7)	0.0001476	$1,133

Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended (Restricted Stock Units)	Other	1,393,558	(3)	$1.50	(8)	$2,090,337	(8)	0.0001476	$309

Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to Stock Option Awards (Inducement Grant)	Other	381,510	(4)	$8.53	(9)	$3,254,280	(9)	0.0001476	$480

Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to Restricted Stock Unit Awards (Inducement Grant)	Other	2,500	(5)	$1.50	(8)	$3,750	(8)	0.0001476	$1

Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Marinus Pharmaceuticals, Inc. 2024 Equity Incentive Plan	Other	12,314,265	(6)	$1.50	(8)	$18,471,398	(8)	0.0001476	$2,726

Total Offering Amounts							$31,494,356			$4,649
Total Fee Offsets										—
Net Fee Due										$4,649

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from stock splits, stock dividends or similar transactions.

(2)

Represents shares of common stock, $0.001 par value per share (“Common Stock”), of Marinus Pharmaceuticals, Inc. (the “Registrant”) reserved for issuance pursuant to stock option awards (“Options”) outstanding under the Registrant’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), as of the date of this registration statement, which shares of Common Stock of the Registrant were added to the shares reserved under the 2014 Plan on January 1, 2024 pursuant to an “evergreen” provision contained in the 2014 Plan.

(3)

Represents shares of Common Stock of the Registrant reserved for issuance pursuant to restricted stock units (“RSUs”) outstanding under the 2014 Plan as of the date of this registration statement, which shares of Common Stock of the Registrant were added to the shares reserved under the 2014 Plan on January 1, 2024 pursuant to an “evergreen” provision contained in the 2014 Plan.

(4)

Represents shares of Common Stock of the Registrant issuable upon the exercise of outstanding Options granted to employees of the Registrant outside the Registrant’s equity incentive plans between June 9, 2023 and June 3, 2024 as an inducement material to each such employee’s entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Option Awards”).

(5)

Represents shares of Common Stock of the Registrant issuable upon the exercise of outstanding RSUs granted to employees of the Registrant outside the Registrant’s equity incentive plans between June 9, 2023 and June 3, 2024 as an inducement material to each such employee’s entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4).

(6)

Represents shares of Common Stock of the Registrant reserved for future issuance under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”), consisting of (a) 4,000,000 shares of Common Stock issuable under the 2024 Plan, and (b) a maximum of 8,314,265 shares of Common Stock that were subject to outstanding awards under the 2014 Plan (the “Outstanding Award Shares”) as of May 22, 2024, the effective date of the 2024 Plan. Pursuant to Section 4.1 of the 2024 Plan, the Outstanding Award Shares will become available for issuance under the 2024 Plan if such awards under the 2014 Plan are forfeited or otherwise terminated. The 2024 Plan was approved by the Registrant’s stockholders at the Registrant’s 2024 Annual Meeting of Stockholders on May 22, 2024.

(7)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the weighted-average exercise price for outstanding Options granted pursuant to the 2014 Plan as of the date of this registration statement.

(8)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices for a share of Common Stock of the Registrant as reported on the Nasdaq Global Market on May 31, 2024, a date within five business days of the filing of this registration statement.

(9)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the weighted-average exercise price of the Inducement Option Awards.